EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MARATHON BANCORP, INC.
ANNOUNCES COMMENCEMENT OF STOCK OFFERING

Wausau, Wisconsin, February 20, 2025 — Marathon Bancorp, Inc. (the “Company”) (OTC Pink: MBBC), the holding company for Marathon Bank (the “Bank”), announced today that it is commencing its stock offering in connection with the proposed conversion of Marathon MHC (the “MHC”) from the mutual holding company structure to the fully stock holding company form of organization.

The Company is offering for sale up to 1,897,500 shares of common stock, subject to increase to up to 2,182,125 shares of common stock at a purchase price of $10.00 per share. The shares will be offered in a subscription offering to certain depositors of the Bank and to the Bank’s employee stock ownership plan.  Shares of common stock that are not subscribed for in the subscription offering may be offered for sale to members of the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Marathon, Ozaukee, Milwaukee and Waukesha, and then to the Company’s public stockholders at the close of business on January 31, 2025.
The Company’s common stock is expected to be listed on the Nasdaq Capital Market under the symbol “MBBC” upon the completion of the conversion.
The subscription and community offerings are being managed by Janney Montgomery Scott LLC. All questions concerning the offering or requests for offering materials should be directed to the Stock Information Center at (312) 461-4342. The Stock Information Center, located at 500 Scott Street, Wausau, Wisconsin, will be open Monday through Friday from 10:00 a.m. until 4:00 p.m., Central Time, beginning February 24, 2025, through March 21, 2025, the scheduled expiration date of the subscription offering.  The Stock Information Center will be closed on bank holidays.

The Company must sell at least 1,402,500 shares of its common stock in the offering. Completion of the conversion and offering is also subject to the receipt of final regulatory approvals, the approval of the Company’s stockholders and the MHC’s members and other customary closing conditions.
This release is neither an offer to sell nor a solicitation of an offer to buy common stock of the Company.  The offer is made only by the Company’s prospectus when accompanied by a stock order form.  The shares of common stock of the Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency. The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement for the offering to which this press release relates and will file with the SEC the final prospectus, dated February 11, 2025, for the subscription and community offerings. Before you invest, you should read that prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the stock offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
About Marathon Bancorp, Inc.

Marathon Bancorp is the bank holding company for Marathon Bank, a Wisconsin-chartered savings bank headquartered in Wausau, Wisconsin.  The Bank conducts its business from its main office and four branch offices located in Marathon, Waukesha and Ozaukee Counties.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve System or the Wisconsin Department of Financial Institutions for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain stockholder and/or member approval of the conversion; those risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the SEC, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:

Nicholas W. Zillges
President and Chief Executive Officer
Marathon Bancorp, Inc.
(715) 845-7331